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                                                                    EXHIBIT 99.2



                           MML SERIES INVESTMENT FUND


                                    BY-LAWS


                     As Amended and Restated August 6, 1993
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                               Table of Contents

                                                                     Page
        ARTICLE I: Declaration of Trust and Principal Office


Section   1.1 Agreement and Declaration of Trust.................      1
Section   1.2 Principal Office of the Trust......................      1

        ARTICLE II: Meetings of Trustees

Section   2.1 Annual and Regular Meetings........................      1
Section   2.2 Special Meetings...................................      1
Section   2.3 Notice.............................................      1
Section   2.4 Quorum.............................................      1

        ARTICLE III: Officers

Section   3.1 Enumeration, Qualification.........................      2
Section   3.2 Election...........................................      2
Section   3.3 Tenure.............................................      2
Section   3.4 Powers.............................................      2
Section   3.5 President..........................................      2
Section   3.6 Treasurer, Comptroller.............................      2
Section   3.7 Secretary..........................................      3
Section   3.8 Resignations and Removals..........................      3

        ARTICLE IV: Committees

Section   4.1 Quorum, Voting.....................................      3

        ARTICLE V: Reports

Section   5.1 General............................................      3

        ARTICLE VI: Fiscal Year

Section 6.1 General..............................................      3

        ARTICLE VII: Seal

Section 7.1 General..............................................      4

        ARTICLE VIII: Execution of Papers

Section 8.1 General..............................................      4


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                                                                     Page

        ARTICLE IX: Issuance of Shares and Share
                    Certificates

Section 9.1 Sale of Shares.......................................      4
Section 9.2 Share Certificates...................................      4
Section 9.3 Loss of Certificates.................................      5
Section 9.4 Discontinuance of Issuance of Certificates...........      5

        ARTICLE X: Conduct of the Trust's Business

Section 10.1 Determination of Net Asset Value Per Share..........      5

        ARTICLE XI: Shareholders

Section 11.1 Shareholders' Meetings..............................      6
Section 11.2 Record Dates........................................      6

        ARTICLE XII: Amendments to the Bylaws

Section 12.1 General.............................................      6

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             ARTICLE I: Declaration of Trust and Principal Office

          1.1. Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of MML Series Investment Fund, the Massachusetts voluntary association established by the Declaration of Trust (the "Trust").

          1.2. Principal Office of the Trust. The principal office of the Trust shall be located in Springfield, Massachusetts.

                       ARTICLE II: Meetings of Trustees

          2.1. Annual and Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

          2.2. Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Associate Secretary or by the officer or the Trustees calling the meeting.

          2.3. Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          2.4. Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


                             ARTICLE III: Officers

          3.1. Enumeration, Qualification. The officers of the Trust shall be a President, a Treasurer, a Comptroller, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not, be a Trustee. Any two or more offices may be held by the same person. A Trustee or officer may, but need not, be a shareholder.

          3.2. Election. The President, the Treasurer, the Comptroller and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.
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          3.3. Tenure.  The President, the Treasurer, the Comptroller and the
Secretary shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

          3.4. Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

          3.5. President. Unless the Trustees otherwise provide, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

          3.6. Treasurer, Comptroller. The Treasurer shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the cash, assets, securities, property and valuable papers of the Trust and shall have such other duties and powers as may be designated from-time to time by the Trustees or by the President.

          The Comptroller shall be in charge of its books of account and accounting records. The Comptroller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

          3.7. Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant or associate secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books.

          3.8. Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no Trustee or officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                            ARTICLE IV: Committees

          4.1. Quorum, Voting. A majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more

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writings signed by such a majority.  Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                              ARTICLE V: Reports

          5.1. General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                            ARTICLE VI: Fiscal Year

          6.1. General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.


                               ARTICLE VII: Seal

          7.1. General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                       ARTICLE VIII: Execution of Papers

          8.1. General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, one of the Vice Presidents, the Secretary or the Treasurer and need not bear the seal of the Trust.

                   ARTICLE IX: Issuance of Shares and Share Certificates

          9.1. Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining value of assets of the Trust as stated in the Declaration of Trust and these Bylaws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

          9.2. Share Certificates. In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who

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shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

          The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice-President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

          9.3. Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a share certificate a duplicate, certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

          9.4. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                  ARTICLE X: Conduct of the Trust's Business

          10.1. Determination of Net Asset Value Per Share. Net asset value per share of each series of shares of the Trust shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of shares of such series outstanding, in each case at the time of each determination. The net asset value per share of each series shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open or at such other times and on such other days as the Trustees may determine. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share of each series shall become effective.

          In valuing the portfolio investments of any series for determination of net asset value per share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable

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maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.


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                           ARTICLE XI: Shareholders

          11.1. Shareholders' Meeting. The Trustees, and in some cases the shareholders, may call meetings of the shareholders as provided in the Declaration of Trust.

          11.2. Record Dates. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or an adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                     ARTICLE XII: Amendments to the Bylaws

          12.1. General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.


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